Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 24, 2022

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-215894 and 333-179119) and Form S-8 (No. 333-196866, 333-192994, 333-119887, 333-119590, 333-61916, 333-61672, 333-17011, 333-16635, 033-60607, 333-185556, 333-210240, 333-219098 and 333-221190) of Community Bank System,  Inc. of our report dated June 24, 2022, appearing in the Annual Report on Form 11-K of the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan for the year ended December 31, 2021.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP
Syracuse, New York